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SUB-ITEM 77Q1(a): New Fund Agreement

                                 ELFUN TRUSTS

                                TRUST AGREEMENT

   This Amended and Restated Agreement of Elfun Trusts (the "Fund") is made as of the 1st day of July, 2016 (the "Agreement").

   WHEREAS, the Fund was established as a New York common law trust to serve as a vehicle for investment exclusively by certain eligible persons that include
(1) regular and senior members of the Elfun Society, (2) their immediate family members and trusts established for the exclusive benefit of these members,
(3) the surviving spouse of a deceased Elfun Society member, (4) General Electric Company, its subsidiary and controlled companies, and (5) any other persons and entities approved by the trustees of the Fund (the "Trustees") from time to time (collectively, the "Eligible Participants"), in accordance with the Fund's operation as an "employees' securities company," as defined in
Section 2(a)(13) of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

   WHEREAS, the persons listed below as signatories to this Agreement have agreed to act as Trustees; and

   WHEREAS, the Fund is registered as an open-end investment management company pursuant to Section 8(a) of the Investment Company Act but has obtained an order of the Securities and Exchange Commission ("SEC" or "Commission") issued pursuant to Section 6(b) of the Investment Company Act granting it special relief from the following provisions of this Act in connection with its operation as an "employees' securities company": Sections 10(a), 13(a)(4), 15(a), 15(c), 16(a), 30(d) and 32(a) of this Act (the "Special Relief"); and

   WHEREAS, the Trustees have determined to convert the Fund from its status as an "employees' securities company" operating pursuant to the Special Relief that accepts investments only from Eligible Participants, to the status of an open-end investment management company operating without this Special Relief that would permit investments by the public at large; and

   WHEREAS, it is desirable that the uses and purposes applicable to the Fund in connection with its revised status as an open-end management investment company operating without the Special Relief, as well as the powers and duties of the Trustees and the rights, interests and privileges of the beneficiaries of the Fund be set forth herein;

   NOW, THEREFORE, it is agreed that the provisions, terms and conditions governing the Fund shall be as follows:

1. Name. The Fund shall be known as the ELFUN TRUSTS

2. Purpose. The purpose of the Fund shall be: (1) to issue units (the "Units") evidencing ownership interests in the Fund; (ii) to receive, hold, invest, reinvest and disburse the monies

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received from investor in the Fund (the "Unitholders") upon the purchase of the
Units; (iii) to receive, hold, invest, reinvest and distribute the net income and net capital gains, if any, realized by the Fund in the course of ownership of its assets; and (iv) to redeem and transfer Units.

3. Powers of Trustees. Subject to those policies of the Fund as may be adopted and be in effect from time to time, the Trustees shall invest and reinvest, to the extent they deem proper, the Fund's assets, together with any increment thereto or income derived therefrom, in securities and other permitted instruments and assets. Except as otherwise specified in this Paragraph 3, the Trustees shall not in any respect be limited in their powers of investment.

   Without limiting the generality of the foregoing in any manner, the Trustees are expressly authorized and empowered, in their absolute discretion:

   (a) to retain in cash and keep unproductive of income such portion of the Fund's assets as they may deem advisable;

   (b) to sell, exchange, convey, transfer, or dispose of, and also to loan or grant options with respect to, any property or cash at any time held by them, and to make any sale or other disposition by contract, by public auction or otherwise, for cash, property or upon credit, or partly for cash or property and partly upon credit, as they may deem best, and no person dealing with the Trustees shall be bound to see to the application of the proceeds thereof or to inquire into the validity, expediency or propriety of any such sale or disposition;

   (c) to compromise, compound, and settle any debt, claim or obligation due to or from them as Trustees hereunder and to reduce or change the rate of interest thereon, to extend or otherwise modify, or to foreclose upon default or otherwise enforce, any such debt, claim or obligation;

   (d) to vote themselves, or by proxy, any securities with voting rights held by them; to exercise any options appurtenant to any other securities for the conversion thereof into other securities, or to exercise or sell any rights or warrants to subscribe for additional securities, and to make any and all necessary payments therefor; to join in or to dissent from and to support or oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations, or other entities or properties in which they may be interested as Trustees, and to accept and hold any such securities which may be issued in connection therewith, all upon such terms and conditions as they may deem advisable;

   (e) to make, execute, acknowledge, and deliver any and all necessary papers, documents, agreements and instruments for the implementation of the powers herein enumerated;

   (f) to enforce any right, obligation or claim and in general to protect in any way the interests of the Fund, either before or after default, and where they shall consider such action for the best interests of the Fund, to abstain from the enforcement of any right, obligation, or claim and to abandon any property which at any time may be held by them or in which they may have an interest;

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   (g) to borrow or raise money for the purposes of the Fund, upon such terms and conditions as the Trustees may deem desirable or proper, and for any sum so borrowed, to issue their promissory notes as Trustees to secure the repayment thereof by pledging all or any part of the Fund's assets; and no person lending money to the Trustees shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any such borrowing;

   (h) to receive, purchase, hold, apportion, sell, distribute, and otherwise acquire and dispose of securities, cash and other assets;

   (i) to collect, receive, invest, apportion, and distribute, any and all income of the Fund;

   (j) to cause any securities or other assets from time to time held by them to be registered in, or transferred into, the name of the Fund or into their name as Trustees, or the name of their nominee or nominees, or to retain them unregistered or in form permitting transfer by delivery, but the books and records of the Trustees shall at all times show that all such securities or other assets are part of the Fund;

   (k) to do all such acts, take all such proceedings, and exercise all such rights and privileges, although not hereinbefore specifically mentioned, with relation to the assets of the Fund as if they were the absolute owners thereof, which they may deem necessary or proper for the best interests of the Fund.

   Any document necessary or appropriate to effectuate or implement any act or agreement of the Trustees or any such Trustee or committee of Trustees may be executed by any Trustee and when so executed such document shall constitute a valid, binding and enforceable act or agreement of the Trustees and the Fund. Without further inquiry as to the authority of a Trustee to bind the Fund, persons or entities may rely upon the execution of any document by any Trustee as constituting the valid, binding and enforceable act or agreement of the Trustees and the Fund.

   4. Authority to Employ Others. The Trustees may use, employ, appoint, discharge and consult such individuals, corporations or other entities as agents, employees or otherwise (including legal counsel) as they may deem necessary or advisable to carry out their functions under this Agreement and may pay such persons or entities such compensation, including expenses, as they may deem appropriate and charge the same against the Fund's assets. The Trustees may adopt such rules, regulations, directions or orders as in their discretion they deem appropriate for the guidance of their agents and employees and may delegate all or so much of their powers and authority to such agents and employees as they may deem necessary or advisable, subject, however, to any mandatory limitations imposed upon such delegation by applicable law. Any actions taken by their agents and employees in conformity with such rules, regulations, directions, advice, orders or delegations by the Trustees shall be deemed to be the proper and bindings acts of the Trustees.

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   5. Custodian. Without limiting the powers set forth in Paragraph 4 above, the Trustees shall have the power to appoint and discharge from time to time, as custodian or custodians, one or more banks or trust companies to hold in custody all property, securities, money and other assets of the Fund and perform such other administrative services for the Fund as the Trustees may direct (individually, a "Custodian" and collectively, the "Custodians"). The Trustees may authorize the Custodian or Custodians to deposit or arrange for the deposit of securities constituting all or a portion of the Fund's assets in a "clearing corporation" as defined in Article VIII of the Uniform Commercial Code. All or any part of the securities or other nominative items constituting the Fund may be transferred to, and held in the name of, the Custodian or Custodians, in the name of a nominee or nominees selected by it or them, or in the name of the registered holder thereof at the time of deposit with, or receipt by, the Custodian or Custodians of such securities endorsed in blank for transfer or accompanied by proper instruments of assignment in blank duly executed by such nominee or nominees or registered holder.

   6. Investment Adviser. Without limiting the powers set forth in Paragraph 4 above, the Trustees shall have the power to appoint and discharge from time to time one or more investment advisers (individually, an "Adviser" and collectively, the "Advisers"). Such Adviser or Advisers may be authorized by the Trustees to supervise the investment operations of the Fund and the composition of its portfolio, and may also be authorized to furnish the Fund with advice and recommendations concerning investments, investment policies, and the purchase or sale of securities as well as advice concerning appropriate persons to fill positions with the Fund. In connection with the performance of the foregoing duties, the Adviser or Advisers may be further authorized to carry out and execute purchases and sales of investments and to perform such other acts as the Trustees may deem necessary or advisable.

   7. Unitholder Servicing Agent. Without limiting the powers set forth in Paragraph 4 above, the Trustees shall have the power to appoint and discharge from time to time one or more persons or entities to act as unitholder servicing agent or agents (individually, an "Agent" and collectively, the "Agents") with respect to the Units issued from time to time under this Agreement. Such Agent or Agents may be authorized to provide the Fund with services in connection with (i) the issuance, transfer, cancellation and redemption of Units; (ii) the making of all payments and distributions to Unitholders in connection with Units; (iii) the performance of any and all functions referred to in this Agreement as being performed by the Agent or Agents; and (iv) the performance of such other administrative services for the Fund as the Trustees may direct.

   8. Number and Election of Trustees. The number of Trustees of the Fund shall be twelve, it being understood that such number may hereafter be changed at any time and from time to time; provided, however, that there shall always be at least one Trustee. When a quorum is present at a meeting, a majority of the Units voted shall decide any question and a plurality shall elect a Trustee, except when a different vote is specifically required by any provision herein or the Bylaws, if any, or any applicable law. From time to time, the Trustees may fill vacancies in the Trustees.

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      Any Trustee may at any time resign as a trustee of the Fund by giving written notice thereof to the other Trustees. Any Trustee may be removed at any time as a trustee of the Fund by the affirmative vote of two-thirds of the Trustees then in office. The Trustees shall hold office until their resignation, removal, death or the appointment of their successor.

      The Trustees may appoint from among them a Chairman and one or more Vice Chairmen. The Chairman and Vice Chairmen shall have such powers and duties with respect to the calling and conducting of meetings of Trustees as the Trustees may direct. The Trustees may appoint from time to time a Chief Executive Officer or President, a Secretary, and Assistant Secretary and such other Fund officers as they may deem necessary or advisable, and the Trustees may delegate to these persons, subject to the mandatory requirements of applicable law, such powers and duties as they deem appropriate. The Trustees may also adopt from time to time such rules and regulations for the organization and transaction of the Fund's business as they deem necessary or advisable.

      The Trustees may act either by meetings or by written consent. In the case of meetings, a majority of the Trustees shall constitute a quorum for the conduct of business, and the vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act and deed of the Trustees. In the case of action by written consent, it shall be sufficient to bind all the Trustees, and shall be deemed their act and deed, if written consents are obtained from a majority of the Trustees, provided, however, that the written consents are filed with the minutes of the Trustees' meetings and reported at the next meeting of the Trustees. Meetings of the Trustees may be held either in person or by telephone or other means which permit the Trustees to confer with one another. The manner, time and place of holding meetings, the notices thereof, and the length of time required for such notices shall be determined by the Trustees. Waivers of notice, either before, at or after a meeting, shall be permitted.

   9. Compensation and Expenses of Trustees. The Trustees may receive compensation for the services they perform for the Fund in an amount to be determined by the Trustees; provided, however, that any change in compensation previously reported to Unitholders as being paid to the Trustees shall be reported in the shareholder report next published and distributed to Unitholders after this change. Compensation of the Trustees as provided herein, as well as the compensation of any agent, employee or counsel of the Trustees and the expenses of administering the Fund shall be paid from the assets of the Fund.

   10. Fiduciary Duties. Each Trustee shall discharge his duties with respect to the Fund solely in the interest of the Unitholders and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with similar aims.

   11. Statements of Account. The Agent will deliver to each Unitholder a statement of account (the "Statement of Account") showing the number of Units to which they are

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   entitled by reason of payments made by them or for their account, including the reinvestment of income and gains, if any.

      Units shall be issued to Unitholders in consideration of investments made in the Fund on the basis of the Units' Net Asset Value, as determined in the manner provided below in Paragraph 13.

      Each Unit shall be equal to every other Unit, without preference or priority of any one Unit over another. Unitholders shall have no voting rights hereunder except with respect to amendments to this Agreement, as described in Paragraph 20 below, and as required by applicable law. Each Unit entitles the holder to one vote. The Units do not confer preemptive, subscription or conversion rights to Unitholders.

      The Trustees are authorized and empowered in their discretion, at any time and from time to time, to authorize Unit splits or reverse splits, provided, however, that the proportionate interest of each Unitholder shall not in any way be adversely affected thereby. In the event the number of Units is increased, the Trustees shall issue to each Unitholder, without further payment, a Statement of Account showing the additional Units to which the Unitholder shall be entitled, such additional Units to be in the same proportion to the number of Units held by the Unitholder prior to such issuance as the total number of additional Units to be issued is to the total number of Units outstanding prior to such issuance. In the event that the number of Units shall be reduced, the Trustees shall issue a Statement of Account showing such reduction, and the Trustees may do all things necessary or expedient to make such reduction effective.

   12. Death of a Unitholder. The death of a Unitholder during the continuance of the Fund shall not operate to terminate the Fund, nor shall it entitle the personal representative of any such deceased Unitholder to an accounting or to take any action in the courts or otherwise against the Fund or the Trustees; provided, however, the right of redemption provided for in Paragraph 14 below shall not expire with the death of the Unitholder, but such right may be exercised by the personal representatives, legatees, distributees, or beneficiaries in the manner provided in Paragraph 14.

   13. Valuation of Units. The net asset value (the "Net Asset Value") of the Units shall be determined by the Trustees or their designees each day that the New York Stock Exchange is open, as of the close of trading on the Exchange, New York City time, under policies and procedures as may be approved from time to time by the Trustees. Such value when so determined shall be taken as the value thereof for all purposes of this Agreement and shall be binding and final upon the Unitholders, their personal representatives, heirs, legatees, distributees, and beneficiaries.

   14. Redemption of Units. Unitholders may redeem Units either in whole or in part by delivering a redemption form, duly executed and in form satisfactory to the Trustees, to the Agent or as the Trustees may otherwise direct, or in such other manner as the Trustees may provide that is consistent with applicable law. Redemptions shall be made at the Net Asset Value next computed after such delivery (or other acceptable tender) less such redemption fee as the Trustees may from time to time prescribe.

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      The Trustees may suspend a Unitholder's right of redemption or postpone the date of payment when (a) trading in the markets the Fund normally utilizes is restricted or an emergency exists as determined by the Commission so that disposal of the Fund's investments or determination of its Net Asset Value is not reasonably practicable, or (b) the Commission, by order, has otherwise provided for or permitted such suspension or postponement.

   15. Payment in Cash. Any payment made to Unitholders pursuant to the provisions of this Agreement shall be made in cash.

   16. Distributions. The Trustees may in their discretion, to the extent consistent with applicable tax or other law and the stated objective and policies of the Fund, at any time or times distribute income, capital gains or principal to the Unitholders in such amounts as the Trustees may determine. Each such distribution shall be made in the proportion which the number of Units held by each Unitholder bears to the total number of Units issued and outstanding at the time of such distribution.

   17. Audit. As soon as practicable after the end of each calendar year, the Trustees shall cause an audit to be made of the accounts, transactions, securities and property of the Fund, such audit to be made by a firm of certified or chartered accountants of recognized standing selected by the Trustees. A certified copy of each such audit report shall be filed with the Trustees. Such audit report shall show the Net Asset Value of Units outstanding as of the 31st day of December of such calendar year and shall show other matters as the Trustee may require and to the extent consistent with applicable law.

   18. Taxes. All taxes that may be required to be paid in respect of the issue and/or transfer of Units shall be paid by the Unitholders to whom the Units are issued.

   19. Termination by Trustees. The Trustees may, in their discretion, determine to terminate the Fund in whole or in part. In any such case, the Trustees shall redeem outstanding Units at Net Asset Value, which shall be determined as of a date fixed by the Trustees and specified in the notice of termination delivered to Unitholders.

   20. Amendments. The Trustees shall have power to amend this Trust Agreement, but no amendment shall be made which shall affect the Unitholders' right of redemption or other substantial rights of the Unitholders unless and until a copy of such proposed amendment shall have been submitted by mail to the Unitholders and either (1) the consent to said amendment shall have been received from Unitholders holding 70% or more of the number of Units in the Fund then outstanding or (2) within thirty days after the date of mailing a copy of such proposed amendment, Unitholders holding 30% or more of the number of Units in the Fund shall not have delivered to the Trustees written dissent in respect of such proposed amendment.

   21. Situs and Choice of Law. The situs of the Fund and the place of its administration shall be in the State of New York and, after July 1, 2016, in the Commonwealth of Massachusetts. All questions concerning the validity, construction and effect of this Agreement and of the Fund hereunder, and the rights of any person

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   having an interest hereunder, shall be determined exclusively according to the laws of the State of New York.

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   IN WITNESS WHEREOF, the Trustees have executed this Agreement as of the date first written above to evidence their acceptance of the duties of the Trustees under and pursuant to the foregoing terms and conditions.


  /s/ Patrick J. Riley
  --------------------------
  Patrick J. Riley

  /s/ William L. Boyan
  --------------------------
  William L. Boyan

  /s/ William L. Marshall
  --------------------------
  William L. Marshall

  /s/ Rina K. Spence
  --------------------------
  Rina K. Spence

  /s/ Douglas T. Williams
  --------------------------
  Douglas T. Williams

  /s/ Jeanne M. La Porta
  --------------------------
  Jeanne M. La Porta

                  [Signature Page to Elfun Trusts Agreement]